CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: July 18, 2007 (date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 4.01	Changes in Registrant's Certifying Accountant

On July 18, 2007, Hansen, Barnett & Maxwell, P.C. (the “New Accountant”) of  5 Triad Center, Suite 750, Salt Lake City, Utah 84180 was retained as the auditors for Nexia Holdings, Inc. (the “Company”).

In making the selection of the New Accountant, the Company’s management and board of directors reviewed auditor independence issues and the absence of any pre-existing business or commercial relationship with the New Accountant and concluded that there are no such relationships that would impair the independence of the New Accountant.  The board and management of the Company concluded that the geographical proximity would benefit the Company in working with the New Accountant and promote the timely completion of work requested from the New Accountant.

During the two fiscal years ended December 31, 2005 and December 31, 2006 and through July 18, 2007, the Company did not consult with Hansen Barnett & Maxwell, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-B.

As reported in the 8-K filing of May 24, 2007, reporting on the resignation of DeJoya Griffith & Company LLC, (Former Accountant) during the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of July, 2007.
 Nexia Holdings, Inc.

 /s/ Richard Surber
Richard Surber, President

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